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                                 EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT AUDITORS
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                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors
The Bank of Kentucky Financial Corporation
Florence, Kentucky


We consent to the incorporation by reference in the Registration Statement on Form S-8 of The Bank of Kentucky Financial Corporation of our Report of Independent Auditors, dated January 26, 2000, on the consolidated balance sheets of The Bank of Kentucky Financial Corporation as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999, which report is included in Form 10-K of The Bank of Kentucky Financial Corporation for the year ended December 31, 1999.



                                              /S/ Crowe, Chizek and Company LLP

                                              Crowe, Chizek and Company LLP


June 14, 2000
Indianapolis, Indiana